Exhibit 99.1

              Kodak Has 2nd-Quarter Reported Net Income of 54 Cents Per Share; EPS from Continuing Operations, Excluding
                Non-Operational Items, Totals 88 Cents


    ROCHESTER, N.Y.--(BUSINESS WIRE)--July 21, 2004--Eastman Kodak Company today said second-quarter reported net income totaled 54 cents per share and revenue increased 6%, led by rising demand for the company's digital products and services as well as favorable foreign exchange.
    Kodak's net income for the quarter included income from discontinued operations of 4 cents per share and reported net income from continuing operations of 50 cents per share. Excluding the impact of previously announced focused cost reductions and other non-operational items, earnings from continuing operations were 88 cents per share, higher than the forecast of 55 cents to 65 cents per share that the company issued on April 21. The operational earnings also include 7 cents per share associated with a tax benefit and the impact of Medicare prescription drug legislation, which has reduced the company's health-care costs. The company anticipates that the positive effect of the Medicare-related benefit will continue at its present level of about 4 cents per share each quarter for an extended period of years.

    For the second quarter of 2004:

    -- Sales totaled $3.469 billion, an increase of 6% from $3.259 billion in the second quarter of 2003. Excluding foreign exchange, sales increased 4%.

    -- The company reported net income of $154 million, or 54 cents per share, compared with $112 million, or 39 cents per share, in the second quarter of 2003. The net income from discontinued operations of 4 cents per share in the second quarter of 2004 primarily reflects income from the company's Remote Sensing Systems operation, which Kodak has agreed to sell to ITT Industries Inc.

    -- Earnings from continuing operations, excluding the impact of the focused cost reductions, were $253 million, or 88 cents per share. The non-operational items include a charge of 38 cents per share primarily related to the previously announced focused cost reductions. In the second quarter of 2003, earnings from continuing operations, excluding non-operational items, were $166 million, or 58 cents per share.

    "Kodak delivered solid earnings growth in the second quarter, reinforcing our confidence in the digitally oriented strategy we presented to investors last year," said Kodak Chairman and Chief Executive Officer Daniel A. Carp. "Sales continue to increase, led by broad demand among consumers and commercial customers for our digital products and services. In fact, our digital revenue increased 48%, more than offsetting a decline of 8% in traditional revenue. At the same time, Kodak continues to cut costs as part of our commitment to reduce expenses faster than the decline in portions of our traditional portfolio. The performance of our acquisitions is on target, and our balance sheet remains strong."

    Other second-quarter 2004 details from continuing operations:

    -- For the quarter, operating cash flow excluding acquisitions was a negative $39 million, compared with negative $27 million for the second quarter of 2003. (Kodak defines operating cash flow excluding acquisitions as net cash provided by continuing operations, as determined under Generally Accepted Accounting Principles in the U.S. (U.S. GAAP), plus proceeds from the sale of assets, minus capital expenditures, investments in unconsolidated affiliates and dividends.)

    -- Debt decreased $208 million from the year-end level to $3.040 billion and the debt-to-capital ratio decreased to 48.2% from 49.9% at the end of 2003. Kodak remains committed to reducing its debt this year by as much as $800 million. The company held $519 million in cash on its balance sheet at the end of the quarter, unchanged from the first quarter of 2004 and down from $1.25 billion at the end of 2003.

    -- Gross Profit on an operational basis was 33.1%, down from the year-ago level of 33.9%, better than the company expected.

    -- Selling, General and Administrative expenses on an operational basis were 17.7% of sales, down from 20.6% in the year-ago quarter.

    The segment results from continuing operations for the second quarter of 2004 are as follows:

    -- Digital & Film Imaging segment sales totaled $2.396 billion, up 2%. Earnings from operations for the segment were $230 million on a GAAP and an operational basis, compared with $119 million a year ago. Highlights for the quarter included a 93% increase in the sales of KODAK Picture Maker kiosks and related media; a 91% increase in consumer digital capture sales, which includes the KODAK EASYSHARE cameras; and strong sales of motion-picture origination and print film. The segment's earnings from operations increased largely because of administrative cost reductions, higher manufacturing productivity and an improved year-over-year earnings performance by retail and wholesale photofinishing operations. For the quarter, the company estimates that U.S. consumer film industry volume declined about 15% compared with the second quarter of 2003.

    -- Health Imaging sales were $672 million, up 11%. Earnings from operations for the segment were $128 million on a GAAP and operational basis, compared with $131 million a year ago. Highlights included a 22% increase in sales of digital products and services.

    -- Commercial Imaging sales were $193 million, down 3%. Earnings from operations were $32 million on a GAAP and operational basis, compared with $31 million a year ago. The segment's results reflect in part solid market acceptance of the new i600 series of document scanners.

    -- Graphic Communications sales were $177 million, up 99%, largely reflecting the acquisition of Kodak Versamark and NexPress. The loss from operations was $33 million on a GAAP and operational basis, compared with a loss of $1 million a year ago. The integration plans are on or ahead of schedule for both Kodak Versamark and NexPress, and both subsidiaries enjoyed strong demand for their products and services at the drupa trade show in May.

    -- All Other sales were $31 million, up 35% from the year-ago quarter. The loss from operations totaled $33 million on a GAAP and an operational basis, compared with a loss of $22 million a year ago. The All Other category includes the Display & Components operation and other miscellaneous businesses.

    Earnings Outlook:

    -- Kodak expects second-half operational earnings to be in the range of $1.25 to $1.55 per share, and GAAP earnings to range between $1.71 and $2.01 per share. For the full year, the company is raising its guidance for operational earnings to a range of $2.39 to $2.69 per share, compared with the previous guidance of $2.15 to $2.45 per share. The company expects full-year GAAP earnings to range between $2.35 and $2.65 per share.

    "Our second-quarter results demonstrate that we are successfully accelerating our participation in digital markets," said Kodak President and Chief Operating Officer Antonio Perez. "We also recognize that the trend in consumer film suggests that the volume decline will be greater than we expected at the start of the year. We now anticipate that worldwide volume industrywide will decline in the range of 10% to 12% this year, compared with the prior forecast of a decline of 7% to 9%. In the U.S., we now expect the decline to be in the range of 18% to 20%, compared with the prior forecast of a decline of 10% to 12%.
    "Consistent with the commitment we made in September, our ability to generate earnings growth demonstrates that we are managing the traditional business effectively," Perez said. "As we have stressed previously, we remain determined to reduce costs in our traditional business ahead of the pace of its decline."
    To that end, Kodak is accelerating the cost reduction program announced in January. At that time, the company said it would reduce employment by a range of 12,000 to 15,000 worldwide through 2006, with reductions of 2,500 to 3,500 occurring in 2004. Under the January program, the company has already reduced employment by 2,700 positions through the second quarter, and plans an additional reduction of 800 to 1,300 positions for the balance of the year. These actions will result in charges this year of $315 million to $375 million.
    "While our earnings outlook reflects a certain volatility that would be expected in any significant transformation, we are reassured by our performance thus far that we are on the right course," Perez said. "We fully intend to continue delivering annual sales and earnings growth, reducing costs, and introducing more market-leading products and services."
    Operational items are non-GAAP financial measures as defined by the Securities and Exchange Commission's final rules under "Conditions for Use of Non-GAAP Financial Measures." Reconciliations of operational items included in this press release to the most directly comparable GAAP financial measures can be found in the Financial Discussion Document attached to this press release.

    Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to expectations for the Company's growth in sales and earnings, the effects of legislation, cash generation, tax rate, and debt are forward-looking statements.
    Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. The forward-looking statements contained in this press release are subject to a number of factors and uncertainties, including:

    -- The successful implementation of our recently announced digitally oriented growth strategy;

    -- Implementation of product strategies (including category expansion, digitization, organic light emitting diode (OLED), and digital products);

    --  Implementation of intellectual property licensing strategies;

    --  Development and implementation of e-commerce strategies;

    -- Completion of information systems upgrades, including SAP, our enterprise system software;

    --  Completion of various portfolio actions;

    --  Reduction of inventories;

    --  Integration of newly acquired businesses;

    --  Improvement in manufacturing productivity and techniques;

    --  Improvement in receivables performance;

    --  Reduction in capital expenditures;

    --  Improvement in supply chain efficiency;

    -- Implementation of future focused cost reductions, including personnel reductions;

    -- Development of our business in emerging markets like China, India, Brazil, Mexico and Russia;

    -- Inherent unpredictability of currency fluctuations and raw material costs;

    --  Competitive actions, including pricing;

    -- The nature and pace of technology evolution, including the analog-to-digital transition;

    --  Continuing customer consolidation and buying power;

    -- General economic, business, geopolitical, regulatory and public health conditions; and

    -- Other factors and uncertainties disclosed from time to time in our filings with the Securities and Exchange Commission.

    Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.

    Editor's Note: For additional information about Kodak, visit our web site on the Internet at: www.kodak.com

    2004

-0-
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Eastman Kodak Company
CONSOLIDATED STATEMENT OF EARNINGS - UNAUDITED
(in millions, except per share data)

                          Three Months Ended      Six Months Ended
                                June 30                June 30
                       ------------------------ ----------------------
                           2004       2003          2004       2003

Net sales                $ 3,469     $3,259        $6,388     $5,899
Cost of goods sold         2,354      2,163         4,461      4,002
                         --------   --------      --------   --------

  Gross profit             1,115      1,096         1,927      1,897

Selling, general and
 administrative expenses     613        707         1,165      1,265
Research and development
 costs                       212        178           409        371
Restructuring costs and
 other                       135         44           185         76
                         --------    --------     --------    -------

Earnings from continuing
 operations before
 interest,
 other income
 (charges), net, and
 income taxes                155        167           168        185

Interest expense              43         34            87         71
Other income (charges), net    7         (9)            6        (30)
                        --------      -------    --------     -------

Earnings from continuing
 operations before income
 taxes                       119        124            87         84
(Benefit) provision for
 income taxes                (24)        18           (72)       (10)
                        --------      -------    --------     -------

Earnings from continuing
 operations                  143        106           159         94

Earnings from discontinued
 operations, net of income
 taxes                        11          6            23         30
                         -------      -------    ---------    -------

NET EARNINGS               $ 154      $ 112         $ 182      $ 124
                         =======      =======    =========    =======

Basic and diluted net earnings (loss) per share:
Continuing operations      $ .50      $ .37         $ .56      $ .33
Discontinued operations      .04        .02           .08        .10
                         -------      -------    ---------    -------
Total                      $ .54      $ .39         $ .64      $ .43
                         =======      =======    =========    =======

Number of common shares
 used in basic earnings
 per share                 286.6      286.5         286.6      286.4
Incremental shares from
 assumed conversion of
 options                     0.0        0.1           0.1        0.2
                         -------      --------   ---------    -------

Number of common shares
 used in diluted earnings
 per share                 286.6      286.6         286.7      286.6
                         =======      ========   =========    =======

SUPPLEMENTAL INFORMATION - UNAUDITED
(in millions)

                          Three Months Ended       Six Months Ended
                                June 30                 June 30
                       ------------------------ ---------------------
                           2004        2003         2004       2003

Provision for
 depreciation            $ 212        $ 192        $ 426      $ 392
After-tax exchange losses
 and effect of translation
 of net monetary items       1           (5)          (1)        (5)
Capital expenditures        91          123          182        234

----------------------------------------------------------------------

Net Sales from Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)

                          Three Months Ended        Six Months Ended
                               June 30                   June 30
                       ------------------------ ---------------------
                         2004    2003  Change    2004    2003  Change

Digital & Film Imaging
 Systems
  Inside the U.S.       $ 971   $ 972     0%    $1,691  $1,659  + 2%
  Outside the U.S.      1,425   1,369   + 4      2,636   2,480  + 6
                       ------- -------  -----  -------- ------- -----

Total Digital & Film
 Imaging Systems        2,396   2,341   + 2      4,327   4,139  + 5
                       ------- -------  -----  -------- ------- -----

Health Imaging
 Inside the U.S.          277     266   + 4        535     504  + 6
 Outside the U.S.         395     341  + 16        768     652  +18
                       ------- -------  -----  --------- ------ -----

Total Health Imaging      672     607  + 11      1,303   1,156  +13
                       ------- -------  -----  --------- ------ -----

Commercial Imaging
 Inside the U.S.           79      92  - 14        158     169  - 7
 Outside the U.S.         114     107   + 7        231     216  + 7
                       ------- ------- -----   --------- ------ -----

Total Commercial Imaging  193     199   - 3        389     385  + 1
                       ------- ------- -----   --------- ------ -----

Graphic Communications
 Inside the U.S.           83      37  +124        138      74  +86
 Outside the U.S.          94      52  + 81        172     103  +67
                       ------- ------- -----   ---------  ----- ----

Total Graphic
 Communications           177      89  + 99        310     177  +75
                       ------- ------- -----   -------- ------- ----

All Other
 Inside the U.S.           19      10  + 90         32      21  +52
 Outside the U.S.          12      13  -  8         27      21  +29
                       ------- ------- -----   -------  ------- ----
Total All Other            31      23  + 35         59      42  +40
                       ------- ------- -----   -------  ------- ----

Consolidated total     $3,469  $3,259  + 6%     $6,388  $5,899  + 8%
                       ======= ======= =====   =======  ======= ====

Earnings (Loss) from Continuing Operations Before Interest, Other
Income (Charges), Net, and Income Taxes by Reportable Segment and All Other - Unaudited
(in millions)

                          Three Months Ended       Six Months Ended
                               June 30                   June 30
                       ------------------------ --------------------
                        2004     2003   Change  2004    2003  Change

Digital & Film Imaging
 Systems               $ 230    $ 119    +93%  $ 246    $ 73   +237%
Percent of Sales         9.6%     5.1%           5.7%   1.8%

Health Imaging         $ 128    $ 131    - 2%  $ 221   $ 240    - 8%
 Percent of Sales       19.0%    21.6%          17.0%   20.8%

Commercial Imaging      $ 32     $ 31    + 3%  $  63    $ 51   + 24%
 Percent of Sales       16.6%    15.6%          16.2%   13.2%

Graphic Communications $ (33)    $ (1)         $ (58)    $ 8   -825%
 Percent of Sales     (18.6%)    (1.1%)        (18.7%)   4.5%

All Other              $ (33)    $ (22) - 50%  $ (61)  $ (38)  - 61%
 Percent of Sales      (106.5%) (95.7%)        (103.4%) (90.5%)
                       -------- ------- ------ -------- ------ ------

Total of segments       $ 324    $ 258  + 26%    $411   $ 334   +23%
                          9.3%     7.9%           6.4%    5.7%

Restructuring costs
 and other               (169)     (54)          (243)   (100)
Impairment of Burrell
 Companies' net assets      -       (9)             -      (9)
GE settlement               -        -              -     (12)
Patent infringement
 claim settlement           -      (14)             -     (14)
Prior year acquisition
 settlement                 -      (14)             -     (14)
                       --------  ------ ------- ------- ------ ------

Consolidated total      $ 155    $ 167   - 7%    $168   $ 185   - 9%
                       ========  ====== ======= ======= ====== ======


Earnings (Loss) From Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)


                               Three Months Ended    Six Months Ended
                                   June 30                June 30
                               ------------------  ------------------
                                2004  2003 Change   2004  2003  Change

Digital & Film Imaging Systems $199   $90   +121%   $214  $52    +312%
    Percent of Sales           8.3%   3.8%          4.9%  1.3%

Health Imaging                 $110   $101  +  9%   $188  $181   +  4%
    Percent of Sales           16.4%  16.6%         14.4% 15.7%

Commercial Imaging             $26    $21   + 24%   $51   $35    + 46%
    Percent of Sales           13.5%  10.6%         13.1% 9.1%

Graphic Communications         $(23)  $(4)  -475%   $(45) $ (9)  -400%
    Percent of Sales           (13.0%)(4.5%)        (14.5%)(5.1%)

All Other                      $(32)  $(21) - 52%   $(57) $(35)  - 63%
    Percent of Sales           (103.2%) (91.3%)     (96.6%) (83.3%)
                               ----- -----  -----   ----- -----  -----
Total of segments              $280   $187  + 50%   $351  $224   + 57%
                                8.1%  5.7%          5.5%   3.8%


Restructuring costs and other  (169)  (54)          (243) (100)
Impairment of Burrell            -     (9)            -    (9)
  Companies' net assets
GE settlement                    -      -             -    (12)
Patent infringement claim        -     (14)           -    (14)
  settlement
Prior year acquisition           -     (14)           -    (14)
  settlement
Interest expense                (43)   (34)          (87)  (71)
Other corporate items            2      3             4     6
Tax benefit - donation of        -      -             -     8
  patents
Income tax effects on above
  items and taxes not allocated 73      41           134   76
  to above                     -----  ----  -----   ----- -----  -----

    Consolidated total         $143    $106  +35%   $159   $94    +69%
                               =====  =====  ====   ====   ====   ====

Eastman Kodak Company
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)

                                   June 30,             Dec. 31,
                                    2004                  2003
                                 ----------            ------------
                                 (Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents         $  519                $ 1,250
Receivables, net                   2,605                  2,328
Inventories, net                   1,256                  1,073
Deferred income taxes                662                    602
Other current assets                 129                    130
Assets of discontinued               104                     72
  operations                     ----------            ------------

Total current assets               5,275                  5,455
                                 ----------            ------------

Property, plant and equipment,     4,795                  5,051
  net
Goodwill                           1,432                  1,364
Other long-term assets             3,152                  2,883
Assets of discontinued                66                     65
  operations                      ----------            ------------

 TOTAL ASSETS                    $14,720                 $14,818
                                 =======                 =======

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other
  current liabilities            $ 3,626                 $ 3,614
Short-term borrowings              1,043                     946
Accrued income taxes                 657                     654
Liabilities of discontinued           37                      36
   operations                     ----------            ------------

 Total current liabilities         5,363                   5,250

OTHER LIABILITIES
Long-term debt, net of current     1,997                   2,302
  portion
Postretirement liabilities         3,339                   3,344
Other long-term liabilities          746                     650
Liabilities of discontinued            4                       8
  operations                      ----------            ------------

 Total liabilities                11,449                  11,554

SHAREHOLDERS' EQUITY
Common stock at par                  978                     978
Additional paid in capital           850                     850
Retained earnings                  7,636                   7,527
Accumulated other comprehensive     (336)                   (231)
  loss
Unearned restricted stock             (6)                     (8)
                                  ----------            ------------
                                   9,122                   9,116
Less: Treasury stock at cost       5,851                   5,852
                                  ----------            ------------
 Total shareholders' equity        3,271                   3,264
                                  ----------            ------------
 TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY           $14,720                $14,818
                                   ======                 ======

Eastman Kodak Company
CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
                                                                Six Months Ended
                                                                         June 30
                                                 ---------------------
                                                   2004         2003

Cash flows relating to operating activities:
Net earnings                                      $ 182        $ 124
Adjustments to reconcile to net cash (used in)
provided by operating activities:
  Earnings from discontinued operations             (23)         (30)
  Equity in losses from unconsolidated affiliates     4           30
  Depreciation                                      426          392
  Purchased research and development                  9           21
  Gain on sales of businesses/assets                 (1)           -
  Restructuring costs, asset impairments and
   other non-cash charges                            22           37
  (Benefit) provision for deferred taxes           (124)          16
  Increase in receivables                          (204)        (164)
  Increase in inventories                           (77)         (67)
  Decrease in liabilities excluding borrowings     (250)        (235)
  Other items, net                                   69           99
                                                   -------    -------
    Total adjustments                              (149)          99
                                                   -------    -------
    Net cash provided by continuing operations       33          223
                                                   -------    -------
    Net cash provided by discontinued operations      4           31
                                                   -------    -------
    Net cash provided by operating activities        37          254
                                                   -------    -------
Cash flows relating to investing activities:
  Additions to properties                          (182)       (232)
  Net proceeds from sales of businesses/assets        1           -
  Acquisitions, net of cash acquired               (335)       (118)
  Investments in unconsolidated affiliates          (31)        (41)
  Marketable securities - purchases                 (64)        (44)
  Marketable securities - sales                      58          43
                                                   -------    -------
    Net cash used in continuing operations         (553)       (392)
                                                   -------    -------
    Net cash used in discontinued operations         (2)         (4)
                                                   -------    -------
    Net cash used in investing activities          (555)       (396)
                                                   -------    -------
Cash flows relating to financing activities:
  Net (decrease) increase in borrowings
   with original maturity of 90 days or less        (40)        129
  Proceeds from other borrowings                     89         724
  Repayment of other borrowings                    (257)       (466)
  Exercise of employee stock options                  -          12
                                                   -------    -------
    Net cash (used in) provided by financing
     activities                                    (208)        399
                                                   -------    -------
Effect of exchange rate changes on cash              (5)         12
                                                   -------    -------

Net (decrease) increase in cash and cash
  equivalents                                       (731)        269
Cash and cash equivalents, beginning of year       1,250         569
                                                  -------     -------
Cash and cash equivalents, end of quarter         $  519       $ 838
                                                    ====        ====

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